Exhibit 5.1



                SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
                            333 WEST WACKER DRIVE
                           CHICAGO, ILLINOIS  60606

                                            August 17, 1998



Great Lakes Chemical Corporation
One Great Lakes Boulevard
P.O. Box 2200
West Lafayette, Indiana 47906-0200

                  Re:   Registration Statement on Form S-8
                        of Great Lakes Chemical Corporation

Ladies and Gentlemen:

            We have acted as special counsel to Great Lakes Chemical Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8, which is being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"). The Registration Statement relates to the registration and issuance by the Company under the Securities Act of 1933, as amended (the "Act"), of up to an aggregate of 2,950,000 shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), under the Company's 1998 Stock Compensation Plan and Stock Option Agreement by and between Great Lakes Chemical Corporation and Mark Bulriss (collectively, the "Plans"). The shares of Common Stock that may be issued under the Plans are collectively referred to herein as the "Shares".

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) each of the Plans; (iii) the Certificate of Incorporation and the Bylaws of the Company, as presently in effect; and
(iv) a specimen certificate representing the Common Stock;. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In our examination, we have assumed, and have not independently established or verified, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We assume that the Company will have at the time of the issuance of any Shares under the Plans at least that number of authorized but unissued shares of Common Stock equal to the number of Shares to be issued pursuant to the Plans.

            Members of our firm are admitted to the practice of law in the State of Illinois, and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

            Based upon and subject to the foregoing, and assuming the conformity of the certificates representing the Shares to the form of the specimen thereof examined by us and the due execution of such certificates, we are of the opinion that the Shares have been duly authorized by requisite corporate action by the Company, and, when issued, delivered and paid for in accordance with the terms and conditions of the Plans, as applicable, will be validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                           Very truly yours,


                                           /s/ Skadden, Arps, Slate, Meagher
                                               & Flom (Illinois)